                                                                  Exhibit (e)(9)

                                FUNDING AGREEMENT

         FUNDING AGREEMENT (this "AGREEMENT"), dated as of September 13, 2004, by and between RAG SHOPS, INC., a Delaware corporation (the "COMPANY"), and
Stanley Berenzweig ("SELLER"). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT") among Crafts Retail Holding Corp., a
Delaware corporation, Crafts Retail Acquisition Corp., a Delaware corporation, and the Company.

         WHEREAS, Seller is concurrently herewith entering into a Mutual Release with the Company (the "MUTUAL RELEASE"); and

         WHEREAS, Seller desires to fund all Losses (as defined below), up to the Escrow Amount (as defined below), incurred from time to time by the Company or any of its direct or indirect subsidiaries with respect to the matters set forth herein and to provide for the escrow of a portion of the consideration paid to him pursuant to the Purchase Agreement in order to satisfy his obligations under this Agreement; and

         WHEREAS, as a condition to the willingness of the Company to enter into the Mutual Release, the Company has required that Seller agree and, in order to induce the Company to enter into the Mutual Release, Seller has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and the
representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Company as follows:

         1.1 Authority; Noncontravention. Seller has the requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to: (a)
applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally; (b)
principles of equity which may limit the availability of remedies (regardless of whether considered and applied in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby and compliance by Seller with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien in or upon any of the properties or assets of
Seller under, any provision

of: (a) any Contract to which Seller is a party or any of his properties or assets is subject; or (b) any (i) statute, law, ordinance, rule or regulation or
(ii) judgment, order or decree, in each case, applicable to Seller or any of
Seller's properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (each a "PERSON") is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby or compliance with the provisions hereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Seller as follows:

     2.1 Organization;  Good Standing. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware.

     2.2 Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this
Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Seller, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to: (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally; (b) principles of equity which may limit the availability of remedies
(regardless of whether considered and applied in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both)
under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the
Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (a) the certificate of incorporation or bylaws of the Company; (b) any Contract to which the Company is a party or any of its properties or assets is subject; or (c) any (i)
statute, law, ordinance, rule or regulation or (ii) judgment, order or decree, in each case, applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other person is required by or with respect to the Company in connection with the execution and delivery of this
Agreement by the Company or the

                                      -2-

consummation  by  the  Company  of  the  transactions   contemplated  hereby  or
compliance with the provisions hereof.

                                   ARTICLE III

                             DELIVERY OF ESCROW FUND

     Seller acknowledges and agrees that, notwithstanding anything to the contrary set forth in the Purchase Agreement, Sub is delivering the total purchase price set forth next to Stanley Berenzweig's name on Schedule I to the
Purchase Agreement by delivering to: (x) delivering to Hughes Hubbard & Reed
LLP, as escrow agent (the "ESCROW AGENT"), $750,000 (the "ESCROW AMOUNT") by
wire transfer to an account set forth in the Escrow Agreement dated as of the date hereof (the "ESCROW AGREEMENT") among Mr. Berenzweig, Sub and the Escrow
Agent, which amount shall be held in accordance with the Escrow Agreement; and
(y) Mr. Berenzweig the remaining amount set forth next to his name on Schedule I to the Purchase Agreement by wire transfer to an account determined in accordance with the Purchase Agreement.

                                   ARTICLE IV

                                FUNDING BY SELLER

     4.1 Funding by Seller.

          (a) Seller hereby agrees to pay to the Company, in accordance with the terms and provisions of the Escrow Agreement, the full amount of any and all
Losses suffered or incurred at any time by the Company or any of its direct or indirect subsidiaries or for which any such party may become obligated based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of any Action (as defined below)
referred to on Schedule A to this Agreement; provided, however, that the cumulative aggregate payment obligations of Seller under this Section 4.1 shall in no event at any time exceed the then remaining balance of the Escrow Amount held by the Escrow Agent under the Escrow Agreement. In the event that such
Losses include any amounts paid in settlement of an Action or include damages determined by a court or other person before whom such Action is brought that also arise out of or relates to any acts, omissions, events, conditions, occurrences or circumstances that occurred on or after the date of this
Agreement, the Company shall in good faith determine the portion of such settlement payment or such damages determined by a court or other person before whom such Action is brought attributable to such Action that arise out of or relate to acts, omissions, events, conditions, occurrences or circumstances during the period prior to the date of this Agreement, which shall be included in the amount of Losses for which Seller is responsible hereunder based upon the facts or alleged facts in such Action. By way of example, in the event that the
Company makes a settlement payment in connection with an Action in the amount of
$500,000 (i.e., incurs Losses (excluding legal fees and associated expenses) of
$500,000), incurs legal fees and associated expenses in the amount of $250,000 in connection with such Action and determines that 60% of such settlement payment is attributable to acts, omissions, events, conditions, occurrences or circumstances during the period prior to the date of this Agreement, then
$300,000 (60%) of such settlement payment would be payable by Seller hereunder and $150,000 of such legal fees and associated expenses (i.e., 60% of $250,000)
would be payable by Seller hereunder.

                                       -3-

          (b)  Nothing  contained in this Agreement shall entitle Seller to participate in any way in the defense or any other aspect of any Action. The
Company shall provide Seller with quarterly status reports in respect of any pending Actions referred to on Schedule A to this Agreement, subject to the execution by Seller of a customary and appropriate confidentiality agreement.

          (c) This Agreement shall automatically terminate and Seller shall have no further obligation hereunder and shall be released and discharged from any liability to the Company in respect of his obligations hereunder at such time as the Escrow Agent (as defined in the Escrow Agreement and including any successor
Escrow Agent in accordance therewith) no longer holds any funds pursuant to the
Escrow Agreement.

          (d)  "ACTION" means any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, complaint, charge, proceeding or investigation.

          (e)  "APPLICABLE  PORTION"  means,  with respect to any legal fees and associated expenses incurred in connection with an Action, a fraction, (i) the numerator of which is the portion of Losses incurred in connection with such
Action (excluding legal fees and associated expenses) attributable to acts, events, conditions or occurrences that are the subject of such Action and that occurred prior to the date of this Agreement and (ii) the denominator of which is the total amount of all Losses incurred in connection with such Action
(excluding legal fees and associated expenses). The Applicable Portion shall in all cases be determined in good faith by the Company based upon the facts or alleged facts in such Action.

          (f) "LOSSES" means all assessments, losses, damages, liabilities, costs and expenses, including interest, fines, penalties, fees, disbursements and amounts paid in settlement (including any reasonable legal fees and associated expenses); provided, however, that Losses shall only include the
Applicable Portion of any legal fees and associated expenses incurred in connection with any Action.

     4.2 Escrow, Etc.

          (a) At any time during the term of this Agreement, the Company shall have the right to proceed only against the then remaining balance of the Escrow
Amount being held by the Escrow Agent pursuant to and in accordance with the terms and conditions of the Escrow Agreement in order to recover all or part of any amount owed to the Company by Seller pursuant to this Article IV. Except for its right to all or any portion of the Escrow Amount in accordance with the terms of the Escrow Agreement, the Company covenants and acknowledges that it shall not assert any claim of any kind, whether legal or equitable, against
Seller in respect of his obligations hereunder or any other matter arising hereunder or in connection herewith.

          (b) Any payment made by Seller pursuant to this Article IV will be deemed an adjustment to the purchase price paid to him for his shares of Common
Stock pursuant to the Purchase Agreement.

                                       -4-

                                   ARTICLE V

                               GENERAL PROVISIONS

     5.1 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to the Company, to:

                 Rag Shops, Inc.
                 111 Wagaraw Road
                 Hawthorne, NJ 07506-2711
                 Attention: Alan C. Mintz and Jeffrey C. Gerstel
                 Telecopier:  (973) 423-6568

        with a copy to:

                 Sills Cummis Epstein & Gross P.C.
                 One Riverfront Plaza
                 Newark, NJ  07102
                 Attention: Steven R. Kamen, Esq.
                 Telecopier No.:  (973) 643-6500

        and copies to:

                 c/o Sun Capital Partners, Inc.
                 5200 Town Center Circle, Suite 470
                 Boca Raton, FL  33486
                 Attention:  Marc J. Leder, Rodger R. Krouse and C. Deryl Couch
                 Telecopier No.:  (561) 394-0540

        and copies to:

                 Hughes Hubbard & Reed LLP
                 One Battery Park Plaza
                 New York, NY  10004
                 Attention: Michael Weinsier
                 Telecopier No.:  (212) 422-4726

        if to Seller, to:

                 Mr. Stanley Berenzweig
                 c/o Rag Shops, Inc. 111
                 Wagaraw Road Hawthorne,
                 NJ 07506
                 Telecopier No.: (973) 643-6500

                                       -5-

        with copies to:

                 Wolff & Samson PC
                 One Boland Drive
                 West Orange, NJ 07052
                 Attention:  Morris Bienenfeld
                 Telecopier No.:  (973) 530-2213

     5.2 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

     5.3   Counterparts.  This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     5.4 Entire Agreement; No Third Party Beneficiaries. This Agreement and the
Merger Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Merger Agreement and (b)
are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

     5.5 Governing  Law. This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     5.6 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that the Company may assign, in its sole discretion, any of or all its rights, interests and obligations under this
Agreement to Parent or to any direct wholly-owned subsidiary of Parent, but no such assignment shall relieve the Company of any of its obligations hereunder.
Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

                                      -6-

     5.7 Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York
County or any federal court of the United States of America sitting in the
Southern District of New York, and any appellate court from any thereof, in any suit, action or other proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally: (a)
agrees not to commence any such action or proceeding except in such courts; (b)
agrees that any claim in respect of any such action or proceeding may be heard and determined in the Supreme Court of the State of New York sitting in New York
County or, to the extent permitted by law, in such federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York sitting in New York
County or any such federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Supreme Court of the State of New York sitting in New York County or any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.1. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     5.8 Waiver of Jury Trial.  Each party hereto hereby waives,  to the fullest extent permitted by Applicable Laws, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a)
certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b)
acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.8.

     5.9  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     5.10 Amendments; Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                      [The next page is the signature page]

                                       -7-

     IN WITNESS  WHEREOF,  the  Company  and Seller  have  caused  this  Funding
Agreement to be duly executed as of the day and year first above written.

                                            /s/ Stanley Berenzweig
                                           ------------------------------------
                                           Stanley Berenzweig

                                           RAG SHOPS, INC.

                                           By: Jeffrey C. Gerstel
                                              ---------------------------------
                                              Name:  Jeffrey C. Gerstel
                                              Title: President & Chief Operating
                                                     Officer

                                       S-1

                                   SCHEDULE A

                                     ACTIONS

Any currently pending or threatened labor-related or employment-related Action or any other Action to which the Company or any of its direct or indirect subsidiaries is or may become a party relating to or arising out of acts, omissions, events, conditions, occurrences or circumstances that are similar or related to, or constitute the same or similar violations of any law, rule or regulation alleged in, any such pending Action, provided that such acts, omissions, events, conditions, occurrences or circumstances arose prior to the date of this Agreement.